Exhibit 10.1
                     AMENDMENT NO. 1 TO INVESTMENT AGREEMENT


         AMENDMENT NO. 1 TO INVESTMENT AGREEMENT dated as of September 5, 2003 between BNP RESIDENTIAL PROPERTIES, INC., a Maryland corporation (the "Company") and, Preferred Investment I, LLC, a New Jersey limited liability company (the "Investor").

         WHEREAS, the Company previously issued 454,545 shares of $0.01 par value Series B Cumulative Convertible Preferred Stock (the "Preferred Stock") pursuant to an Investment Agreement by and between the Company and Investor, dated as of December 28, 2001 (the "2001 Investment Agreement") and Articles Supplementary classifying and designating 909,090 shares of Series B Cumulative Convertible Preferred Stock (the "Articles Supplementary").

         WHEREAS, the Company wishes to issue an additional 454,545 shares of Preferred Stock to the Investor, and the Investor wishes to purchase an additional 454,545 shares of Preferred Stock from the Company (the "Additional Investment") on substantially the same terms and conditions as under the 2001 Investment Agreement;

         WHEREAS, the Company and Investor therefore desire to amend the 2001 Investment Agreement to provide for the Additional Investment;

         WHEREAS, the Additional Investment is to occur simultaneously with the signing of this Amendment No. 1.

         NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements herein contained, the parties agree as follows:


                                   Article 1.
                                  Defined Terms

1.1. Defined Terms. The following terms shall, unless the context otherwise requires, have the meanings set forth in this Section 1.1.

"Amendment No. 1" means this Amendment No. 1 to the Investment Agreement

"Amendment No. 1 Company Disclosure Memorandum" shall mean the written information entitled "Amendment No. 1 Company Disclosure Memorandum" delivered prior to the date of this Amendment No. 1 to the Investor describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of the Agreement under which such disclosure is being made.

"Material Contract" means the lease with Boddie-Noell Enterprises, Inc. and (1) for purposes of all Closings prior to the September 2003 Closing, any mortgage, borrowing, capital lease obligation, credit facility, note, or similar instrument with a principal balance payable as of the Initial Closing in excess of $1,000,000.00 and (2) for purposes of the September 2003 Closing, any mortgage, borrowing, capital lease obligation, credit facility, note, or similar instrument with a principal balance payable as of the September 2003 Closing in excess of $1,000,000.00.

1.2. Terms Defined Herein. In addition to the terms defined in Section 1.1 above, the following terms shall, unless the context otherwise requires, have the meanings set forth on the page set forth next to such term:

         2001 Investment Agreement.....................................1
         2002 10-K.....................................................3
         Additional Investment.........................................1
         Articles Supplementary........................................1
         Company.......................................................1
         Investor......................................................1
         Preferred Stock...............................................1
         REIT..........................................................3
         SEC Reports...................................................3
         September 2003 Closing........................................2

1.3. Terms Defined in 2001 Investment Agreement. Capitalized terms used in this Amendment No. 1 not defined herein have the meaning ascribed to them in the 2001 Investment Agreement.


                                   Article 2.
                                   Amendments

2.1. Sale and Purchase of Additional Preferred Stock. Sections 2.1, 4.7, and 4.8 are hereby amended by replacing 454,545 with 909,090.

2.2. September 2003 Closing. Section 3.2 is renumbered as 3.3 and amended by replacing "within one year of the date of this Agreement" with "within one year of the September 2003 Closing", and a new Section 3.2 is hereby added to read as follows:

         3.2. September 2003 Closing. There shall be a Closing for the purchase of 454,545 shares of Preferred Stock on September ___, 2003, subject to all the terms and conditions hereof (the "September 2003 Closing").

2.3. Amendment No. 1 Company Disclosure Memorandum. For purposes of the September 2003 Closing, all references in the Agreement to the Company Disclosure Memorandum shall refer to the Amendment No. 1 Company Disclosure Memorandum as set forth on the attached Exhibit A.

2.4. Amendment to Representations and Warranties of the Company.

         A. For purposes of the September 2003 Closing, the terms "as of the Initial Closing," "as of the Initial Closing Date," and "as of the date hereof" are amended to read "as of the September 2003 Closing" in Sections 4.5, 4.6, 4.13.B, 4.15, 4.16.B, 4.18, 4.19.D, and 4.19.E.

         B. For purposes of the September 2003 Closing, the representations and warranties of the Company contained in Sections 4.9, 4.10, 4.11, and 4.14 are hereby amended to read as follows:

         4.9 No Misstatement or Omission. At the time of filing, the Proxy Statement relating to its 2003 Annual Meeting of Shareholders, the Annual Report on Form 10-K for the year ended December 31, 2002 (the "2002 10-K") and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, and June 30, 2003 (collectively, the "SEC Reports") complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. The SEC Reports do not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made not misleading in light of the circumstances under which they were made.

         4.10 Financial Statements. The financial statements, including the notes thereto, included in the 2002 10-K and each subsequent SEC Report have been prepared from and in accordance with the books and records of the Company in accordance with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and present fairly the financial condition and results of operation of the Company and its Subsidiaries as of and for the periods shown.

         4.11 Subsequent Events. Since the date of the most recent balance sheet of the Company included in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, there have been no events or changes that have had or are reasonably likely to have a Material Adverse Effect on the Company.

         4.14 REIT Status. The Company (a) has elected to be taxed as a real estate investment trust (a "REIT") within the meaning of
                  Section 856 through 860 of the Code and for all periods beginning with the period of such election through December 31, 2002, has been organized and operated in conformity with the requirements for qualification as a REIT and has satisfied all requirements to qualify as a REIT, (b) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the current calendar year, and (c) has not taken or omitted to take, nor has any predecessor REIT of the Company taken or omitted to take, any action which would reasonably be expected to result in, and the Company has no actual knowledge of, a challenge to its status as a REIT.

2.5. Fees and Expenses of Counsel to Investor. Section 6.1 is hereby amended by replacing $30,000 with $45,000.

2.6. Control Shares. Section 6.5 is amended by deleting "If the Company issues the Optional Shares to the Investor pursuant to Section 6.3 hereto."

2.7. Limitation Regarding Representations and Warranties. For purposes of the September 2003 Closing, Section 8.3.A. is amended to read as follows:

         8.3.A. The parties hereto will have liability with respect to any breach of a representation or warranty only if, on or before the second anniversary of the September 2003 Closing, the non-breaching party notifies the breaching party of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by the non-breaching party.

2.8. Opinion for September 2003 Closing. The following provision is added as
Section 7.1.E.:

         For purposes of the September 2003 Closing, the Investor shall have received the opinion of Alston & Bird LLP, legal counsel to the Company, dated as of the September 2003 Closing, opining as to (1) the organization and good standing fo the Company; (2) the due authorization and validity of the issuance of the Preferred Stock constituting the Additional Investment; and (3) the enforceability of the Operative Instruments.

                                   Article 3.
                                Other Provisions

3.1. Ownership Limit. Concurrent or prior to the September 2003 Closing, the Board will, upon receipt of the ruling or opinion required by Section 6.8 of the Charter, exempt the Investor from the Ownership Limit with respect to its ownership of the Preferred Stock purchased pursuant to this Agreement and/or Conversion Shares (as defined in the Agreement) provided that the Investor and its members make the representations required by Alston & Bird LLP in providing the aforementioned opinion.

3.2. Consent of Investor. Notwithstanding any interpretation of Section 5 of the Articles Supplementary, Investor hereby consents to the transactions contemplated by this Amendment No. 1.

                                   Article 4.
                                  Miscellaneous

4.1. Address to Counsel for Company. The address for copies of any notices of Alston & Bird LLP shall be 3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604, Attention: Robert H. Bergdolt, Esq.

4.2. Applicable Law. This Amendment No. 1 shall be governed by and construed in all respects in accordance with the Laws of the State of North Carolina as contracts wholly negotiated, executed and to be performed in the State of North Carolina, without regard to the principles of conflicts of law thereof.

4.3. Counterparts. This Amendment No. 1 may be executed in more than one counterpart, each of which may be executed by fewer than all the parties, with the same effect as if the parties executed one counterpart as of the day and year first above written.

4.4. Other Provisions. All other provisions included in the 2001 Investment Agreement, including the miscellaneous provisions set forth in Article 8 thereof, shall remain in full force and effect.

4.5. Single Agreement. The 2001 Investment Agreement and this Amendment No. 1 shall constitute a single, integrated agreement for all purposes.

         In Witness Whereof, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                               BNP Residential Properties, Inc.


                               By:           /s/ Philip S. Payne
                               Name:         Philip S. Payne
                               Title:        Executive Vice President


                               Preferred Investment I, LLC


                               By:           /s/ Peter J. Weidhorn
                               Name:         Peter J. Weidhorn
                               Title:        Manager